Exhibit 99.1

United Online Reports First Quarter 2011 Results

  Total Revenues of $241.5 Million, Operating Income of $22.6 Million and Adjusted OIBDA of $44.2 Million
  FTD Segment Revenues Increase Year-Over-Year with Strong Valentine’s Day Performance
  Launch of New Memory Lane Nostalgia Website

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--May 5, 2011--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its first quarter ended March 31, 2011.

“Revenues and adjusted OIBDA exceeded the high end of our guidance ranges for the quarter,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “Highlights of the quarter included the launch of MemoryLane.com™ and strong year-over-year performance in our FTD segment.”

“In February, we launched our new Memory Lane website, representing what we believe is the largest archive of nostalgic content on the Internet covering the 1940s through the 1990s, while still retaining key features of our historical Classmates.com business. The new Memory Lane website is evolving and, we believe, will enhance our ability to create new revenue streams from e-commerce and pay-per-view transactions in addition to enhancing the revenues we derive from paid subscriptions and advertising. We continue to add yearbooks to the website and currently have approximately 90,000 yearbooks available online.”

“FTD delivered an outstanding quarter in the face of challenging economic conditions. The primary driver was a highly successful Valentine’s Day, as year-over-year consumer orders increased approximately 24% in both the U.S. and U.K. markets in the 14-day period leading up to and including Valentine’s Day.”

Added Neil P. Edwards, Acting Chief Financial Officer, “FTD revenues were $158.9 million, a modest increase from the first quarter of 2010. The success we saw at Valentine’s Day was offset, in part, as a result of the shift in the timing of the U.K. Mother’s Day holiday. In 2011, the U.K. Mother’s Day fell in the first week of April rather than in March, resulting in a shift of approximately $14 million in revenues and approximately $3 million in adjusted OIBDA into the second quarter of 2011. Adjusting for this timing difference, FTD revenues and adjusted OIBDA would have increased by 10% and 16% in the first quarter of 2011, respectively, compared to the year-ago quarter.”

Summary Results for First Quarter Ended March 31, 2011:

The following table summarizes key financial results for the first quarter ended March 31, 2011:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q1 2011	Q1 2010	% Change
FTD revenues	$158.9	$156.7	1%
Content & Media revenues	48.3	50.5	(4%)
Communications revenues	34.7	45.2	(23%)
Intersegment eliminations	(0.4)	(0.7)	(43%)
Consolidated revenues	$241.5	$251.7	(4%)

GAAP operating income	$22.6	$25.8	(12%)

Adjusted OIBDA(1)	$44.2	$51.9	(15%)

GAAP net income attributable to common stockholders	$11.6	$10.5	11%
GAAP diluted net income per common share	$0.13	$0.12	8%

Adjusted net income attributable to common stockholders(2)	$22.1	$24.2	(9%)
Adjusted diluted net income per common share(2)	$0.25	$0.28	(11%)

  Consolidated results for the first quarter of 2011 were impacted by the shift in timing of the U.K. Mother’s Day, which fell in the second quarter of 2011 instead of the first quarter.
  Consolidated revenues were $241.5 million, a decrease of 4% versus the year-ago quarter. Adjusting for the favorable impact from foreign currency exchange rates of $1.0 million and the shift of approximately $14 million of revenues to the second quarter of 2011 related to the timing of the U.K. Mother’s Day, consolidated revenues would have been approximately $255 million, an increase of 1% from the year-ago quarter.
  GAAP operating income was $22.6 million, a decrease of 12% versus the year-ago quarter.
  Adjusted OIBDA(1) was $44.2 million, a decrease of 15% versus the year-ago quarter. Adjusting for the shift of approximately $3 million of adjusted OIBDA to the second quarter of 2011 related to the timing of the U.K. Mother’s Day, consolidated adjusted OIBDA would have been approximately $47 million, a decrease of 9% from the year-ago quarter.
  GAAP diluted net income per common share was $0.13, versus $0.12 in the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.25, versus $0.28 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended March 31, 2011 were $27.7 million and $22.0 million, respectively, a decrease of 46% and 54%, respectively, versus the year-ago quarter, due to the timing of payments to vendors, the shift in timing of the U.K. Mother’s Day, the decrease in adjusted OIBDA, and an increase in capital expenditures.
  Cash and cash equivalents at March 31, 2011 increased by $6.1 million to $106.4 million from $100.3 million at December 31, 2010.
  Total debt, net of discounts, at March 31, 2011 was $258.6 million, an increase of $0.5 million from $258.1 million at December 31, 2010 related to the accretion of discounts.
  Net debt at March 31, 2011 was $152.2 million, a decrease of $5.6 million from $157.8 million at December 31, 2010. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.4 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on May 31, 2011 to stockholders of record on May 12, 2011.

Segment Financial Results for Q1 2010 Revised to Conform to Current Year Presentation:

Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company’s reportable segments. The company has revised prior periods to conform to the current year presentation.

Segment Results for First Quarter Ended March 31, 2011:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2011	Q1 2010	% Change	% Change @ Constant Currency
Products revenues	$129.1	$124.5	4%
Services revenues	29.8	31.7	(6%)
Advertising revenues	-	0.5	(95%)
Segment revenues	$158.9	$156.7	1%	1%

Segment income from operations	$18.6	$17.4	7%
Segment adjusted OIBDA(1)	$19.4	$19.3	-
as a % of segment revenues(1)	12.2%	12.3%

Metrics Highlights	Q1 2011	Q1 2010	% Change	% Change @ Constant Currency
Consumer orders(4) (in thousands)	1,742	1,813	(4%)
Average order value(4)	$63.28	$59.42	6%	5%

British Pound / U.S. Dollar exchange rate (average)	1.61	1.54	4%

  FTD results for the first quarter of 2011 were impacted by the shift in timing of the U.K. Mother’s Day, which fell in the second quarter of 2011 instead of the first quarter.
  Segment revenues were $158.9 million, an increase of 1% versus the year-ago quarter. Adjusting for the favorable impact from foreign currency exchange rates of $1.1 million and the shift of approximately $14 million of revenues to the second quarter of 2011 related to the timing of the U.K. Mother’s Day, segment revenues would have been approximately $172 million, an increase of 10% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $19.4 million, essentially flat compared to the year-ago quarter. Adjusting for the shift of approximately $3 million of adjusted OIBDA to the second quarter of 2011 related to the timing of the U.K. Mother’s Day, segment adjusted OIBDA would have been approximately $22 million, an increase of 16% versus the year-ago quarter.
  Consumer orders(4) were 1.7 million, a decrease of 4% versus the year-ago quarter driven by the timing of the U.K. Mother’s Day.
  Average order value(4) (“AOV”) was $63.28, an increase of 6% versus an AOV of $59.42 in the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates as well as the favorable impact related to the timing of the U.K. Mother's Day, AOV grew by 3% versus the year-ago quarter. The shift in timing of the U.K. Mother’s Day resulted in a greater percentage of domestic orders as compared to international orders in the first quarter of 2011, compared to the year-ago quarter, and domestic orders generally have higher AOVs than international orders.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2011	Q1 2010	% Change
Services revenues	$32.5	$34.0	(4%)
Advertising revenues	15.8	16.6	(5%)
Segment revenues	$48.3	$50.5	(4%)

Segment income from operations	$10.1	$13.5	(25%)
Segment adjusted OIBDA(1)	$13.3	$14.6	(9%)
as a % of segment revenues(1)	27.5%	28.9%

Metrics Highlights	Q1 2011	Q1 2010	% Change
Segment pay accounts(5) (in thousands)	4,260	4,988	(15%)
Net quarterly growth (decline) in segment pay accounts(5) (in thousands)	(239)	102	N/A
Segment active accounts (in millions) (5)	13.6	17.5	(22%)
ARPU(6)	$2.47	$2.29	8%

  Segment revenues were $48.3 million, a decrease of 4% versus the year-ago quarter. The decrease primarily reflects a decline in segment pay accounts(5) partially offset by an increase in average monthly revenue per pay account(6) (“ARPU”) versus the year-ago quarter.
  Segment adjusted OIBDA was $13.3 million, a decrease of 9% compared to the year-ago quarter.
  Segment pay accounts at March 31, 2011 were 4.3 million, a decline of 15% versus March 31, 2010.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2011	Q1 2010	% Change
Services revenues	$27.9	$37.0	(25%)
Advertising revenues	6.8	8.2	(17%)
Segment revenues	$34.7	$45.2	(23%)

Segment income from operations	$16.6	$20.6	(19%)
Segment adjusted OIBDA(1)	$17.7	$22.8	(22%)
as a % of segment revenues(1)	51.1%	50.4%

Metrics Highlights	Q1 2011	Q1 2010	% Change
Segment pay accounts(5) (in thousands)	954	1,273	(25%)
ARPU(6)	$9.33	$9.41	(1%)

  Segment revenues were $34.7 million, a decrease of 23% versus the year-ago quarter primarily due to a continuing decline in segment pay accounts. Segment revenues were 14% of consolidated revenues, compared to 18% in the year-ago quarter.
  Segment adjusted OIBDA was $17.7 million, a decrease of 22% versus the year-ago quarter.
  Segment pay accounts at March 31, 2011 were 1.0 million, a decrease of 25% versus 1.3 million at March 31, 2010.

Unallocated Corporate Expenses:

For the first quarter of 2011, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $6.2 million, compared to $4.8 million in the year-ago quarter, primarily related to the structure of the 2011 Management Bonus Plan as a cash-based rather than stock-based plan.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Second Quarter 2011 Guidance:

Second Quarter 2011 (in millions)	Guidance
Revenues	$251.0 - $259.0
Adjusted OIBDA(1)	$39.0 - $44.0

Second Quarter 2011 Supplemental Information (in millions)	Guidance
Net interest expense	$5.3
Shares used to calculated diluted net income per common share	88.8
Shares used to calculated adjusted diluted net income per common share(2)	88.8

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Second Quarter 2011 (in millions)	Guidance
Operating Income	$19.7 - $24.7
Depreciation	6.6
Amortization of intangible assets	7.9
Stock-based compensation	4.8
Adjusted OIBDA(1)	$39.0 - $44.0

Investor Conference Call on May 5, 2011 at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call on Thursday, May 5, 2011 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the first quarter ended March 31, 2011. The conference call dial-in number is 888-428-9507 for domestic participants and 719-325-2365 for international participants. The passcode is 5303520. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the first quarter ended March 31, 2011, can be accessed within the investors section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will also be available for seven days following the call on the company’s website, or by dialing 888-203-1112 (or 719-457-0820 outside of the United States) and the replay passcode, 5303520.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring charges may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company’s regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring Charges – Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

Litigation or Dispute Settlement Charges or Gains – These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs – The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring charges, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring charges, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the local currency amounts received for orders delivered principally in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less discounts and refunds.

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, such as Memory Lane’s one-day All-Access Pass, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect. Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited the company’s domestic or international online nostalgia websites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company’s services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company's brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company's floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in more than 40,000 retail floral shops worldwide. The company's Content & Media services include online nostalgia services in the U.S. and Canada (www.memorylane.com) and a number of European countries as well as online loyalty marketing services (www.mypoints.com). The company's Communications services include value-priced Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the United Kingdom, Germany, and India. More information about United Online is available on the company's website located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned business initiatives, products, services and features. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks associated with the commercialization of new products, services or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; risks associated with the procurement of goods and services, including flower supplies and shipping services; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; changes in the online advertising market; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the effects of seasonality; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur restructuring and related charges; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended
	March 31,
	2011	2010

Revenues:
Services	$112,419	$127,238
Products	129,086	124,487
Total revenues	241,505	251,725
Operating expenses:
Cost of revenues-services(a)	24,671	26,013
Cost of revenues-products(a)	96,155	95,185
Sales and marketing(a)	48,135	50,130
Technology and development(a)	12,775	14,349
General and administrative(a)	28,874	30,984
Amortization of intangible assets	7,745	8,163
Restructuring charges	534	1,069
Total operating expenses	218,889	225,893

Operating income	22,616	25,832

Interest income	549	465
Interest expense	(5,041)	(7,149)
Other income, net	1,539	82

Income before income taxes	19,663	19,230
Provision for income taxes	7,482	8,009
Net income	$12,181	$11,221
Income allocated to participating securities	(555)	(727)
Net income attributable to common stockholders	$11,626	$10,494

Basic net income per common share	$0.13	$0.12
Shares used to calculate basic net income per common share	87,417	85,759
Diluted net income per common share	$0.13	$0.12
Shares used to calculate diluted net income per common share	87,820	86,545

Shares outstanding at end of period	88,118	86,558

(a) Stock-based compensation was allocated as follows:
Cost of revenues-services	$82	$181
Cost of revenues-products	8	19
Sales and marketing	470	1,217
Technology and development	553	973
General and administrative	3,613	5,470
Total stock-based compensation	$4,726	$7,860

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)

	Quarter Ended
	March 31,
	2011	2010

Operating income	$22,616	$25,832
Depreciation	6,145	6,667
Amortization of intangible assets	7,907	8,163
Operating income before depreciation and amortization	36,668	40,662
Stock-based compensation	4,726	7,860
Restructuring charges	534	1,069
Litigation or dispute settlement charges	2,263	367
Transaction-related costs	-	1,980
Adjusted OIBDA	$44,191	$51,938

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended
	March 31,
	2011	2010

FTD:
Segment income from operations	$18,573	$17,425
Stock-based compensation	808	854
Restructuring charges	-	1,069
Segment adjusted OIBDA	$19,381	$19,348

Content & Media:
Segment income from operations	$10,123	$13,531
Stock-based compensation	914	675
Litigation or dispute settlement charges	2,263	367
Segment adjusted OIBDA	$13,300	$14,573

Communications:
Segment income from operations	$16,625	$20,595
Stock-based compensation	574	2,215
Restructuring charges	534	-
Segment adjusted OIBDA	$17,733	$22,810

Unallocated corporate expenses(a)	$(6,223)	$(4,793)

Consolidated adjusted OIBDA	$44,191	$51,938

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments. The company has revised prior periods to conform to the current year presentation.

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended
	March 31,
	2011	2010

Net income	$12,181	$11,221
Income allocated to participating securities	(555)	(727)
Net income attributable to common stockholders	11,626	10,494

Adjustments:
Stock-based compensation	4,726	7,860
Amortization of intangible assets	7,907	8,163
Restructuring charges	534	1,069
Litigation or dispute settlement charges	2,263	367
Transaction-related costs	-	1,980
	27,056	29,933

Income tax effect of adjusting entries	(4,967)	(5,782)
Adjusted net income attributable to common stockholders	$22,089	$24,151

GAAP net income per common share:
Basic net income per common share	$0.13	$0.12
Shares used to calculate basic net income per common share	87,417	85,759
Diluted net income per common share	$0.13	$0.12
Shares used to calculate diluted net income per common share	87,820	86,545

Adjusted net income per common share:
Adjusted basic net income per common share	$0.25	$0.28
Shares used to calculate adjusted basic net income per common share	87,417	85,759
Adjusted diluted net income per common share	$0.25	$0.28
Shares used to calculate adjusted diluted net income per common share	87,842	86,749

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$106,370	$100,264
Accounts receivable, net	46,249	49,797
Deferred tax assets, net	14,064	14,200
Property and equipment, net	65,074	63,893
Goodwill and intangible assets, net	720,612	722,184
Other assets	35,923	41,820
Total assets	$988,292	$992,158

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$53,463	$71,659
Accrued liabilities	42,938	48,881
Member redemption liability	24,375	24,866
Deferred revenue	85,734	74,694
Debt, net of discounts	258,559	258,084
Deferred tax liabilities, net	45,472	42,677
Other liabilities	16,377	16,816
Total liabilities	526,918	537,677

Stockholders' equity	461,374	454,481

Total liabilities and stockholders' equity	$988,292	$992,158

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,181	$11,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,778	22,690
Provision for doubtful accounts receivable	705	1,235
Accretion of discounts and amortization of debt issue costs	572	1,427
Deferred taxes and other	2,407	(324)
Tax shortfalls from equity awards	41	(109)
Excess tax benefits from equity awards	(251)	(326)
Change in operating assets and liabilities:
Accounts receivable	3,079	5,909
Other assets	6,029	6,045
Accounts payable and accrued liabilities	(24,719)	2,931
Member redemption liability	(490)	(1,026)
Deferred revenue	9,896	1,364
Other liabilities	(489)	450
Net cash provided by operating activities	27,739	51,487

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,079)	(5,162)
Purchases of rights, content and intellectual property	(1,222)	-
Net cash used for investing activities	(8,301)	(5,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loans	-	(25,082)
Proceeds from exercises of stock options	17	4
Repurchases of common stock	(6,163)	(6,047)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,421)	(9,108)
Excess tax benefits from equity awards	251	326
Net cash used for financing activities	(15,316)	(39,907)

Effect of foreign currency exchange rate changes on cash and cash equivalents	1,984	(1,004)

Change in cash and cash equivalents	6,106	5,414
Cash and cash equivalents, beginning of period	100,264	115,509
Cash and cash equivalents, end of period	$106,370	$120,923

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended March 31,
	2011	2010

Net cash provided by operating activities	$27,739	$51,487
Adjustments:
Capital expenditures	(7,079)	(5,162)
Excess tax benefits from equity awards	251	326
Cash paid for restructuring charges	1,141	52
Cash paid for litigation or dispute settlement charges	(79)	-
Cash paid for transaction-related costs	-	1,110
Free cash flow	$21,973	$47,813

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended
	March 31,
	2011	2010

FTD
Revenues:
Services	$29,791	$31,731
Products	129,086	124,487
Advertising	22	469
Total revenues	158,899	156,687

Operating expenses:
Cost of revenues	101,364	100,339
Sales and marketing	29,378	26,891
Technology and development	3,589	3,891
General and administrative	7,973	9,049
Amortization of intangible assets	6,296	6,643
Restructuring charges	-	1,069
Total operating expenses	148,600	147,882

Operating income	10,299	8,805

Depreciation	1,978	1,977
Amortization of intangible assets	6,296	6,643
Segment income from operations	18,573	17,425
Stock-based compensation	808	854
Restructuring charges	-	1,069
Segment adjusted OIBDA	$19,381	$19,348

Content & Media
Revenues:
Services	$32,529	$33,952
Advertising	15,784	16,550
Total revenues	48,313	50,502

Operating expenses:
Cost of revenues	10,174	9,661
Sales and marketing	15,608	17,426
Technology and development	6,402	5,841
General and administrative	8,671	6,493
Amortization of intangible assets	1,184	1,258
Total operating expenses	42,039	40,679

Operating income	6,274	9,823

Depreciation	2,503	2,450
Amortization of intangible assets	1,346	1,258
Segment income from operations	10,123	13,531
Stock-based compensation	914	675
Litigation or dispute settlement charges	2,263	367
Segment adjusted OIBDA	$13,300	$14,573

Communications
Revenues:
Services	$27,879	$37,018
Advertising	6,819	8,223
Total revenues	34,698	45,241

Operating expenses:
Cost of revenues	9,453	11,256
Sales and marketing	3,389	6,460
Technology and development	2,784	4,617
General and administrative	3,570	4,413
Amortization of intangible assets	265	262
Restructuring charges	534	-
Total operating expenses	19,995	27,008

Operating income	14,703	18,233

Depreciation	1,657	2,100
Amortization of intangible assets	265	262
Segment income from operations	16,625	20,595
Stock-based compensation	574	2,215
Restructuring charges	534	-
Segment adjusted OIBDA	$17,733	$22,810

Total segment adjusted OIBDA	$50,414	$56,731

Reconciliation of segment revenues to consolidated revenues:
FTD	$158,899	$156,687
Content & Media	48,313	50,502
Communications	34,698	45,241
Intersegment eliminations	(405)	(705)
Consolidated revenues	$241,505	$251,725

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$148,600	$147,882
Content & Media	42,039	40,679
Communications	19,995	27,008
Unallocated corporate expenses(a)	8,660	11,029
Intersegment eliminations	(405)	(705)
Consolidated operating expenses	$218,889	$225,893

Reconciliation of segment income from operations to consolidated operating income:
FTD	$18,573	$17,425
Content & Media	10,123	13,531
Communications	16,625	20,595
Total segment income from operations	45,321	51,551
Depreciation	(6,145)	(6,667)
Amortization of intangible assets	(7,907)	(8,163)
Unallocated corporate expenses, excluding depreciation(a)	(8,653)	(10,889)
Consolidated operating income	$22,616	$25,832

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$19,381	$19,348
Content & Media adjusted OIBDA	13,300	14,573
Communications adjusted OIBDA	17,733	22,810
Total segment adjusted OIBDA	50,414	56,731
Unallocated corporate expenses(a)	(6,223)	(4,793)
Consolidated adjusted OIBDA	$44,191	$51,938

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments. The company has revised prior periods to conform to the current year presentation.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Consolidated:
Revenues (in thousands)	$241,505	$232,601	$193,541	$242,686	$251,725

FTD:
Segment revenues (in thousands)	$158,899	$140,174	$105,046	$152,669	$156,687
% of consolidated revenues	66%	60%	54%	63%	62%

Consumer orders(4) (in thousands)	1,742	1,612	1,085	1,851	1,813
Average order value(4)	$63.28	$60.43	$60.77	$58.76	$59.42
Average foreign currency exchange rate: GBP to USD	1.61	1.58	1.55	1.49	1.54

Content & Media:
Segment revenues (in thousands)	$48,313	$53,253	$49,105	$48,784	$50,502
% of consolidated revenues	20%	23%	25%	20%	20%

Pay accounts(5) (in thousands)	4,260	4,499	4,795	4,982	4,988
Segment churn(7)	3.9%	4.1%	3.5%	3.1%	3.2%
ARPU(6)	$2.47	$2.42	$2.26	$2.22	$2.29
Segment active accounts(5) (in millions)	13.6	13.7	15.0	16.1	17.5

Communications:
Segment revenues (in thousands)	$34,698	$39,708	$40,165	$42,039	$45,241
% of consolidated revenues	14%	17%	21%	17%	18%

Pay accounts(5) (in thousands):
Access	675	732	801	880	967
Other	279	288	295	300	306
Total Communications pay accounts	954	1,020	1,096	1,180	1,273

Segment churn(7)	3.8%	3.8%	4.0%	4.2%	4.3%
ARPU(6)	$9.33	$9.46	$9.58	$9.57	$9.41
Segment active accounts(5) (in millions)	1.7	1.8	1.9	2.0	2.1

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com